                                                                   Exhibit 10.3

                             FORBEARANCE AGREEMENT

         This FORBEARANCE AGREEMENT ("Agreement") is made as of the 31st day of July, 2003 (the "Effective Date"), by and between INTREPID CAPITAL CORPORATION, a Florida corporation ("Borrower"), and WACHOVIA BANK, NATIONAL ASSOCIATION ("Bank").

                                    RECITALS

         A. Borrower is indebted to Bank under the loan (the "Loan") extended to Borrower pursuant to the Renewal Promissory Note dated March 25, 2003 (the "Note"), by Borrower in favor of Bank, and by each of the other documents and instruments entered into in connection with the Note, including, without limitation, the Security Agreement (the "Security Agreement") dated December 9, 2002, as the same may have been previously renewed, modified and/or extended (collectively, the "Loan Documents"). Capitalized terms used herein and not otherwise defined herein shall have the same definitions herein as they have in the Loan Documents.

         B. Borrower is currently in default under the terms of the Loan Documents as a result of the following: (i) Borrower's failure to make a principal payment of $100,000 that was due and payable on June 5, 2003, under the terms of the Note, (ii) Borrower's conversion of collateral pledged pursuant to the Security Agreement, (iii) Borrower's failure to pay the accelerated balance due under the Loan Documents by June 20, 2003, pursuant to Bank's demand letter dated June 11, 2003, and (iv) Borrower's failure to pay the entire balance due under the Note that was due and payable on July 5, 2003.

         C. Bank has incurred certain costs and expenses, including reasonable attorney's fees, in connection with Borrower's defaults under the Loan Documents.

         D. Borrower has requested and Bank, although under no obligation to do so, is willing to forbear from exercising its rights and remedies against Borrower under the Loan Documents for a period of time as specified herein, and on the terms and conditions set forth herein.

                                   AGREEMENT

         For and in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Bank agree as follows:

                  1. Recitals. The foregoing recitals are confirmed by the parties as true and correct and are incorporated herein by reference. The recitals are a substantive, contractual part of this Agreement.

                  2. No Waiver. The execution, delivery and performance of this Agreement by Bank and the acceptance by Bank of performance of Borrower hereunder (a) shall not constitute a waiver or release by Bank of any default that may now or hereafter exist under the Loan Documents, (b) shall not constitute a novation of the Loan Documents as it is the intent of the parties to modify the Loan Documents as expressly set out herein and (c) except as expressly provided in this Agreement, shall be without prejudice to, and is not a waiver or release of, Bank's rights at any time in the future to exercise any and all rights conferred upon Bank by the Loan Documents or otherwise at law or in equity, including without limitation the right to institute foreclosure proceedings against the Collateral and/or institute collection or arbitration proceedings against Borrower and/or to exercise any right against any other person or entity not a party to this Agreement.

                  3. Forbearance. So long as this Agreement is not terminated earlier as provided herein, Bank agrees not to accelerate the indebtedness under the Note, foreclose or attempt to foreclose any of Borrower's Collateral securing the Note, institute suit or arbitration proceedings for collection of the Note against Borrower, or exercise any other remedies against Borrower available to it under the Loan Documents or under applicable law from the Effective Date until November 30, 2003 (the "Termination Date"). The period of time from the Effective Date through the Termination Date shall be referred to as the "Forbearance Period." Borrower and Bank acknowledge and agree that from the Effective Date, Borrower shall pay interest at the prevailing Prime Rate of interest announced by the Bank from time to time, plus 4.75%, on the Indebtedness outstanding from time to time. If all amounts due and owing under the Loan are not paid in full on or before the Termination Date or the earlier termination of this Agreement, then Bank may seek to accelerate the indebtedness under the Note, foreclose upon any of Borrower's Collateral for the Note and to exercise any other remedies to which Bank may be entitled under the Loan Documents or applicable law to collect amounts due under the Note or other Loan Documents. Borrower agrees that Borrower will not, during the Forbearance Period, initiate any action of any kind against Bank with respect to the Note, exercise any remedy available under the Loan Documents or otherwise, or make any type of demand upon Bank with respect to the indebtedness evidenced by the Note. During the Forbearance Period, there shall occur no new Default or event which, with the passage of time or the giving of notice or both, would constitute a Default under any one or more of the Loan Documents or this Agreement. Borrower acknowledges that Bank's obligations under this Agreement are in the nature of a conditional forbearance only, and that Bank has made no agreement or commitment to modify or extend the Loan Documents beyond the Forbearance Period, and upon the termination of the Forbearance Period or earlier termination of this Agreement, Bank shall have the immediate and unconditional right to exercise its rights and remedies under the Loan Documents.

                  4. Conditions Precedent. Bank's obligation to forbear under Section 3 hereof is subject to the satisfaction of the following conditions:

                           (a)      Bank shall have received a $50,000.00
principal payment from Borrower with respect to the Loan; and

                           (b)      Bank shall have received $4,129.16, which
amount represents payment for all accrued and unpaid interest payable under the Note as of July 31, 2003; and

                           (c)      Borrower shall have executed and delivered
this Forbearance Agreement and such other documents as may be required by Bank, all in form and substance satisfactory to Bank; and,

                           (d)      Each of Borrower's representations and
warranties in Section 11 shall be true and correct in all respects as of the date hereof.

                  5. Repayment of Loans and Additional Undertakings. Borrower covenants and agrees as follows:

                           (a)      Borrower shall pay to Bank by 2:00 p.m. on
October 15, 2003, a principal payment of $50,000 with respect to the Loan; and

                           (b)      Borrower shall pay to Bank in immediately
available funds all of Borrower's proceeds arising from the Allen C. Ewing & Co., Plaintiff v. Synovus Financial Corporation, Defendant, Case No. 3:02cv38/LAC, United States District Court, Northern District of Florida, litigation; and

                           (c)      Borrower shall pay interest to Bank, in
consecutive monthly payments commencing on August 15, 2003, and continuing on the same day of each month thereafter until the Loan is fully paid on the unpaid principal balance of the Note; and

                           (d)      On November 15, 2003, so long as Borrower
has complied with the terms and conditions of this Agreement and the Loan Documents and no termination event (as described in Section 13 of this Agreement) has occurred or is occurring, Bank may, at its sole option, restructure the payment of the loan in the following manner: Borrower shall pay Bank consecutive quarterly principal payments of $60,000 each commencing January 15, 2004, and continuing on the same day of each quarter thereafter until the Loan is fully paid. All principal and interest shall be due and payable on October 15, 2004.

                  6. Forbearance Fees and Expenses. Borrower shall pay to Bank, in consideration of Bank's forbearance, a fee (the "Forbearance Fee") in the amount of Five Thousand Dollars ($5,000.00). The fee shall be paid not later than November 15, 2003. Borrower agrees to reimburse Bank for all of Bank's out-of-pocket costs and expenses in connection with the preparation of this Forbearance Agreement and the consummation of the transactions contemplated herein.

                  7. Acknowledgment of Default and Amounts Due. Borrower acknowledges and agrees that it is in default under the terms and conditions of the Loan Documents, that Bank has notified Borrower of such default, and that the aggregate outstanding unpaid principal balance of the Note on July 31, 2003 is $300,000.00. Borrower waives any and all rights to notice of any other default, protest and notice of protest, dishonor, diligence in collecting and the bringing of suit or arbitration proceedings against any party, notice of intention to accelerate, notice of acceleration, demand for payment and any other notices whatsoever regarding the Note or the other Loan Documents, and further waives any claims that any notices previously given are insufficient for any reason.

                  8. Partial Payments. If Borrower makes future partial payments on the Loan, such payments will be applied in such order of application as Bank deems appropriate to reduce the amounts outstanding under the Loan, but Bank's acceptance of such payments and their application shall not cure the defaults under the Loan, shall not affect Bank's exercise of its remedies, shall not in any way constitute an agreement or commitment to modify, renew or extend the Loan, and shall not constitute a waiver of any kind by Bank.

                  9. Tax Indemnity. Borrower assumes full liability for payment of all taxes, assessments, charges and fees of any kind whatsoever, including interest and penalties, if any (collectively, "Taxes"), now or hereafter due with respect to or in connection with this Agreement. Borrower agrees to indemnify Bank, its directors, officers, agents and employees from and against any and all liability and costs (including, without limitation, reasonable attorneys' fees) that may accrue to or be sustained by Bank, its directors, officers, agents or employees in connection with or as a result of:
(a) the failure to pay any Taxes on or in connection with this Agreement when due; and (b) any claim or action filed or brought by or in the name of the State of Florida or any department or agency thereof (including, without limitation, the Florida Department of Revenue) with respect to any non-payment of Taxes on or in connection with this Agreement when due.

                  10. Limitation on Interest. No provision of this Agreement, the Note, any of the other Loan Documents, or any instrument evidencing or securing the Note, or otherwise relating to the indebtedness evidenced by the Note, shall require the payment or permit the collection, application or receipt of interest in excess of the maximum rate permitted by applicable state or federal law. If any excess of interest in such respect is herein or in any such other instrument provided for, or shall be adjudicated to be so provided for herein or in any such instrument, the provisions of this paragraph shall govern, and neither Borrower nor any endorsers of the Note nor their respective heirs, personal representatives, successors or assigns shall be obligated to pay the amount of such interest to the extent it is in excess of the amount permitted by applicable law. It is expressly stipulated and agreed to be the intent of Borrower and Bank at all times to comply with the usury and other laws relating to the Note and the other Loan Documents and any subsequent revisions, repeals or judicial interpretations thereof, to the extent applicable to the Note or the other Loan Documents. In the event Bank ever receives, collects or applies as interest any such excess, such amount that would be excessive interest shall be applied to the reduction of the unpaid principal balance of the Note, and, if upon such application the principal balance of the Note is paid in full, any remaining excess shall be paid forthwith to Borrower and the provisions of the Note, the other Loan Documents and any demand or other charging document shall immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of execution of any new document, so as to comply with the then applicable law, but so as otherwise to permit the recovery of the fullest amount called for thereunder. In determining whether or not the interest paid or payable under any specific contingency exceeds the maximum rate of interest allowed to be charged by applicable law, Borrower and Bank shall, to the maximum extent permitted under applicable law, amortize, prorate, allocate and spread the total amount of interest throughout the entire term of the respective Note so that the amount or rate of interest charged for any and all periods of time during the term of the Note is to the greatest extent possible less than the maximum amount or rate of interest allowed to be charged by law during the relevant period of time. Notwithstanding any of the foregoing, if at any time applicable laws shall be changed so as to permit a higher rate or amount of interest to be charged than that permitted prior to such change, then unless prohibited by law, references in the Note to "applicable law" for purposes of determining the maximum interest or rate of interest that can be charged shall be deemed to refer to such applicable law as so amended to allow the greater amount or rate of interest.

                  11. Representations and Warranties and Covenants. In order to induce Bank to execute, deliver and perform this Agreement, Borrower represents and warrants and covenants to Bank as follows:

                           (a)      There are no defaults other than the
Existing Defaults (as defined below) and all representations and warranties made in the Loan Documents are true and correct as of the Effective Date;

                           (b)      This Agreement is not being made or entered
into with the actual intent to hinder, delay, or defraud any entity or person, and Borrower is solvent and not bankrupt. Except as specifically provided in this Agreement, no express or implied consent to any further forbearance or modifications involving any of the matters set forth in this Agreement or otherwise shall be inferred or implied by Bank's execution of this Agreement or any other action of Bank;

                           (c)      Borrower is presently in default under the
Loan Documents as follows (collectively, the "Existing Defaults"):

                                    (i)      Borrower's failure to make a
principal payment of $100,000 that was due and payable on June 5, 2003, under the terms of the Note;

                                    (ii)     Borrower's conversion of
collateral pledged pursuant to the Security Agreement;

                                    (iii)    Borrower's failure to pay the
accelerated balance due under the Loan Documents by June 20, 2003, pursuant to Bank's demand letter dated June 11, 2003; and

                                    (iv)     Borrower's failure to pay the
entire balance due under the Note that was due and payable on July 5, 2003.

                           (d)      This Agreement is not intended by the
parties to be a novation of the Loan Documents and, except as expressly modified herein, all terms, conditions, rights and obligations as set out in the Loan Documents are hereby reaffirmed and shall otherwise remain in full force and effect as originally written and agreed;

                           (e)      No action or proceeding, including, without
limitation, a voluntary or involuntary petition for bankruptcy under any chapter of the Federal Bankruptcy Code, has been instituted or threatened by or against Borrower and Borrower does not intend (i) to file any petition under any chapter of the Federal Bankruptcy Code, or in any manner to seek relief, protection, reorganization, liquidation, dissolution or similar relief for debtors under any other local, state, federal or other insolvency law or laws providing for relief of debtors or in equity, or (ii) directly or indirectly to cause any involuntary petition under any chapter of the Federal Bankruptcy Code to be filed against Borrower, or directly or indirectly to cause Borrower to become the subject of any proceedings pursuant to any other state, federal or other insolvency laws or laws providing for the relief of debtors, either at the present time, or any time hereafter;

                           (f)      The execution of this Agreement by Borrower
and the performance by Borrower of its obligations hereunder will not violate or result in a breach or constitute a default under any agreements to which it is a party;

                           (g)      All information provided by Borrower to
Bank prior to the date hereof, including, without limitation, all financial statements, balance sheets, and cash flow statements, was, at the date of delivery, and is, as of the date hereof, true and correct in all respects. Borrower recognizes and acknowledges that Bank is entering into this Agreement based in part on the financial information provided to Bank by Borrower and that the truth and correctness of that financial information is a material inducement to Bank in entering into this Agreement. During the term of this Agreement, Borrower agrees to advise Bank promptly in writing of any and all new information, facts, or occurrences that would in any way materially supplement, contradict, or affect any financial statements, balance sheets, cash flow statements, or similar items furnished to Bank;

                           (h)      This Agreement and the Loan Documents
constitute the entire agreement among Bank and Borrower with respect to this matter;

                           (i)      Borrower has no defenses, affirmative
defenses, set-offs, claims, counterclaims or causes of action of any kind or nature whatsoever with respect to (i) the Loan Documents or the indebtedness evidenced or secured thereby, (ii) any other documents or instruments evidencing, securing or in any way relating to the Loan Documents or (iii) the administration or funding by the Bank of the Loan Documents and the Loan evidenced thereby;

                           (j)      Borrower shall reimburse Bank for all fees
and expenses incurred by Bank, including reasonable attorney's fees incurred by Bank, with respect to the Loan Documents, this Forbearance Agreement and any documents related thereto; and

                           (k)      Borrower shall be allowed to make interest
payments to The Jacksonville Bank and payments to Robert B. Dunlap, in accordance with the terms and conditions of the Forbearance and Modification Agreement between Intrepid Capital Corporation and Robert B. Dunlap, dated June 6, 2003, providing that there are no defaults under this Agreement.

                  12. Reaffirmation of Security Interest. Borrower hereby reaffirms its grant of a security interest to Bank in certain property of Borrower previously granted to Bank under the Loan Documents.

                  13. Termination of this Agreement. This Agreement will terminate upon the expiration of the Forbearance Period unless terminated earlier by Bank, at Bank's sole option, upon written notice to Borrower of the occurrence of any of the following:

                           (a)      Borrower files a petition for bankruptcy
under any chapter of the Federal Bankruptcy Code or takes advantage of any other debtor relief law, or an involuntary petition for bankruptcy under any chapter of the Federal Bankruptcy Code is filed against Borrower or any other judicial action is taken with respect to Borrower by any creditor;

                           (b)      Bank discovers that any representation or
warranty made herein by Borrower was or is untrue, incorrect or misleading in any respect;

                           (c)      An event of default occurs under the Loan
Documents, other than the Existing Defaults;

                           (d)      Borrower breaches or defaults in
performance of any covenant or agreement contained in this Agreement;

                           (e)      Borrower initiates any judicial,
administrative or arbitration proceeding against Bank or makes any assignment for the benefit of creditors;

                           (f)      Borrower is in default of any obligation
owed to any other creditor; or

                           (g)      Bank, in its sole discretion, deems itself
insecure for any reason.

                  14. Release of Bank. In consideration of the agreements of Bank set forth in this Agreement, Borrower and all of Borrower's respective predecessors, successors and assigns (individually and collectively, the "Releasors"), hereby fully release, remise, and forever discharge Bank, and all other affiliates and predecessors of Bank, and all past and present officers, directors, agents, employees, servants, partners, shareholders, attorneys and managers of Bank, and such other affiliates and predecessors of Bank, and all of their respective heirs, personal representatives, predecessors, successors and assigns ("Bank-Related Parties") for, from, and against any and all claims, liens, demands, causes of action, controversies, offsets, obligations, losses, damages and liabilities of every kind and character whatsoever, including, without limitation, any usury claims or any action, omission, misrepresentation or other basis of liability founded either in tort, contract or equity and the duties arising thereunder (collectively "Claims"), that the Releasors, or any of them has had in the past, or now has, whether known or unknown, whether asserted or unasserted, by reason of any matter, cause or thing set forth in, relating to or arising out of, or in any way connected with or resulting from, the Loan, the Loan Documents or any real or personal property now or at any time securing the Loan. It is the express intent of the Bank and Releasors that the release and discharge set forth in this paragraph be construed as broadly as possible in favor of Bank-Related Parties so as to foreclose forever the assertion by any of Releasors of any Claim, as defined above, against Bank-Related Parties or any of them.

                  15.      Bankruptcy.

                           (a)      In entering into this Agreement, Borrower
and Bank hereby stipulate, acknowledge and agree that Bank gave up valuable rights and agreed to forbear from exercising legal remedies available to it in exchange for the promises, representations, acknowledgments and warranties of Borrower as contained herein and that Bank would not have entered into this Agreement but for such promises, representations, acknowledgments, agreements, and warranties, all of which have been accepted by Bank in good faith, the breach of which by Borrower in any way, at any time, now or in the future, would admittedly and confessedly constitute cause for dismissal pursuant to 11 U.S.C. ss. 1112(b) of any bankruptcy petition filed by or against Borrower.

                           (b)      As additional consideration for Bank
agreeing to forbear from immediately enforcing its rights and remedies under this Agreement, the Note and the Loan Documents, including, without limitation, the institution of foreclosure proceedings, Borrower agrees that in the event a bankruptcy petition under any Chapter of the Bankruptcy Code (11 U.S.C.

ss.101, et seq.) is filed by or against Borrower at any time after the execution of this Agreement, Bank shall be entitled to the immediate entry of an order from the appropriate bankruptcy court granting Bank complete relief from the automatic stay imposed by ss.362 of the Bankruptcy Code (11 U.S.C. ss.362) to exercise its foreclosure and other rights, including, without limitation, obtaining a foreclosure judgment and foreclosure sale, upon the filing with the appropriate court of a motion for relief from the automatic stay with a copy of this Agreement attached thereto. Borrower specifically agrees (i) that upon filing a motion for relief from the automatic stay, Bank shall be entitled to relief from the stay without the necessity of an evidentiary hearing and without the necessity or requirement of the Bank to establish or prove the value of the Collateral, the lack of adequate protection of its interest in the Collateral, or the lack of equity in the Collateral;
(ii) that the lifting of the automatic stay hereunder by the appropriate bankruptcy court shall be deemed to be "for cause" pursuant to ss.362(d)(1) of the Bankruptcy Code (11 U.S.C. ss.362(d)(1)); and (iii) that Borrower will not directly or indirectly oppose or otherwise defend against Bank's efforts to gain relief from the automatic stay. This provision is not intended to preclude Borrower from filing for protection under any Chapter of the Bankruptcy Code. The remedies prescribed in this paragraph are not exclusive and shall not limit Bank's rights under the Loan Documents, this Agreement or under any law or equitable principle.

                           (c)      All of the above terms and conditions have
been freely bargained for and are all supported by reasonable and adequate consideration and the provisions herein are material inducements for Bank entering into this Agreement.

                  16. WAIVER OF JURY TRIAL. EACH PARTY HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT ANY SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS FORBEARANCE AGREEMENT, THE LOAN DOCUMENTS, ANY OTHER AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION THEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY SUCH PARTY.

                  17.      Miscellaneous.

                           (a)      This Agreement may be executed in a number
of identical counterparts which, taken together, shall constitute collectively one (1) agreement; but in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart executed by the party to be charged.

                           (b)      Any future waiver, alteration, amendment or
modification of any of the provisions of the Loan Documents or this Agreement shall not be valid or enforceable unless in writing and signed by all parties, it being expressly agreed that neither the Loan Documents, nor this Agreement can be modified orally, by course of dealing or by implied agreement. Any delay by Bank in enforcing its rights after an event of default shall not be a release or waiver of the event of default and shall not be relied upon by the Borrower as a release or waiver of the default.

                           (c)      This Agreement shall be binding upon and
shall inure to the benefit of the parties hereto and their respective successors and assigns.

                           (d)      The headings of paragraphs in this
Agreement are for convenience of reference only and shall not in any way affect the interpretation or construction of this Agreement.

                           (e)      This Agreement shall be governed by and
construed in accordance with the laws of the State of Florida without regard to conflict of law principles to the extent they would apply the law of another state or jurisdiction.

                           (f)      The warranties and representations of the
parties in this Agreement shall survive the termination of this Agreement.

                           (g)      The terms and conditions set forth in this
Agreement are the product of joint draftsmanship by all parties, each being represented by counsel, and any ambiguities in this Agreement or any documentation prepared pursuant to or in connection with this Agreement shall not be construed against any of the parties because of draftsmanship.

                           (h)      For purposes of this Agreement and the Loan
Documents, the addresses for notice to Borrower and Bank are as follows:

                           BORROWER:

                           INTREPID CAPITAL CORPORATION
                           3652 South Third Street, Suite 200
                           Jacksonville Beach, Florida 32250
                           Attention:  Mark F. Travis, President
                           And Chief Executive Officer

                           BANK:

                           WACHOVIA BANK, NATIONAL ASSOCIATION
                           FL0009
                           214 North Hogan Street, 6th Floor
                           Jacksonville, Florida 32202-0010
                           Attention: John D. Hardman, Senior Vice President

Notice shall be in writing, and shall be deemed to have been given (i) 72 hours after being sent by certified or registered mail, return receipt requested, postage prepaid and addressed as set forth above; or (ii) if by personal delivery (a) to Borrower, when personally delivered to Borrower or any officer, partner, agent or employee of Borrower at its respective address set forth above, or (b) if to Bank, when personally delivered to an officer of the Special Assets Department of Bank at the address set forth above. Rejection or other refusal to accept or inability to deliver because of a changed address of which no notice has been received shall also constitute service of notice. Borrower and Bank may change such address by sending written notice to the other in accordance with the foregoing; however, no written notice of change of address shall be effective until the date of receipt thereof.

                  18. FINAL AGREEMENT. THIS AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR ORAL OR WRITTEN, OR CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS AMONG THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

EXECUTED as of the Effective Date.


                                 BORROWER:

                                 INTREPID CAPITAL CORPORATION, a
                                 Florida corporation


                                 By:      /s/ Mark F. Travis
                                    -------------------------------------------
                                 Print Name:       Mark F. Travis
                                              ---------------------------------
                                 Title:   President and Chief Executive Officer
                                         --------------------------------------

                                 Date:    August 1, 2003
                                        ---------------------------------------


                                 BANK:

                                 WACHOVIA BANK, NATIONAL
                                 ASSOCIATION


                                 By:      /s/ Frederick W. Preston, Jr.
                                    -------------------------------------------
                                 Print Name:       Frederick W. Preston, Jr.
                                              ---------------------------------
                                 Title:   Senior Vice President
                                         --------------------------------------

                                 Date:    August 1, 2003
                                        ---------------------------------------